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EXHIBIT 11

POTASH CORPORATION OF SASKATCHEWAN INC.
COMPUTATION OF PER SHARE EARNINGS
FOR THE QUARTERS ENDED JUNE 30
(Figures and amounts expressed in thousands of U.S. dollars, except per share and per option amounts)

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                                                          YTD -1997        YTD -1996      Q2-1997      Q2-1996
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
A        Net Income as reported, Canadian GAAP             153,345          116,076        96,980       52,398
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B        Items adjusting net income                        (4,292)          (4,318)       (1,118)      (1,091)
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C        Net Income, US GAAP (A+B)                         149,053          111,758        95,862       51,307
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D        Weighted average number of shares                  50,770           45,513        53,685       45,543
         outstanding
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E        Options outstanding to purchase                     1,627            1,289         1,627        1,289
         equivalent shares
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F        Average exercise price per option                  $52.90           $43.55        $52.90       $43.55
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G        Average market price per share                      79.56            67.91         78.67       $65.47
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H        Period end market price per share                   75.06            66.25         75.06       $66.25
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I        Rate of Return available on option                   0.05             0.05          0.05         0.05
         proceeds
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         CANADIAN GAAP
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         Basic earnings per share (A/D                       $3.02            $2.55         $1.81        $1.15
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         Fully diluted earnings per share
J        Imputed earnings on option proceeds
         (E*F*1)                                             4,302            2,807         4,302        2,807
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         Fully diluted earnings per share                    $3.01            $2.54         $1.83        $1.18
         ((A+J)/(D+E))
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         UNITED STATES GAAP
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         Basic earnings per share
         Net additional shares issuable                        545              462           533          432
K        (E-(E*F/G))
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         Basic earnings per share (C/(D+K))                  $2.90            $2.43         $1.77        $1.12
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         Fully diluted earnings per share
L        Net additional shares issuable
         (E-(E*F/H))                                           480              442           480          442
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         Fully diluted earnings per share
         (C/(D+L))                                           $2.91            $2.43         $1.77        $1.12
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D+K      Weighted average shares for US GAAP                51,315           45,975        54,218       45,975
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